SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2004

Infocrossing, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20824	13-3252333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Christie Heights Street, Leonia, New Jersey 07605
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (201) 840-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events and Required FD Disclosure.

On March 4, 2004, the Company issued two press releases.  One press release announces that the Company has entered into a definitive agreement to acquire ITO Acquisition Corp, a data center outsourcing company doing business as Systems Management Specialists (“SMS”), for $36.5 million in cash and the Company’s common stock.  A copy of this press release is attached as Exhibit 99.1.

The other press release announces proposed financings of debt and equity, in a combined amount of approximately $35 million, in connection with the acquisition of SMS.  A copy of this press release is attached as Exhibit 99.2.

Item 7.           Financial Statements and Exhibits.

(a)   Financial statements of business acquired: None

(b)   Pro forma financial information: None

(c)   Exhibits:

99.1	Press release, dated March 4, 2004, regarding the Company’s entering into a definitive agreement to acquire SMS.

99.2	Press release, dated March 4, 2004, regarding the proposed financings of debt and equity, in connection with the acquisition of SMS warrants.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2004	INFOCROSSING, INC.

/s/ William J. McHale
William J. McHale
Senior Vice President of Finance